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Exhibit (d)(1)
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                                 MANAGEMENT AGREEMENT


     AGREEMENT made effective as of the 28th day of August, 1998 between GENERAL SECURITIES, INCORPORATED, a Minnesota corporation (hereinafter called the "Fund") and ROBINSON CAPITAL MANAGEMENT, INC., a Minnesota corporation (hereinafter called "Robinson").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the shares of common stock (the "Shares") of which are registered under the Securities Act of 1933; and

     WHEREAS, the Fund desires at this time to retain Robinson to provide the Fund with certain non-investment advisory management and administrative services (the "Services"), and Robinson is willing to render such services, all subject to approval of this Agreement by the shareholders of the Fund within 120 days of the date hereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. INITIAL APPOINTMENT OF ROBINSON. The Fund hereby appoints Robinson as its Manager to provide it with the Services. It is understood that the persons employed by Robinson to assist in the performance of its services and duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of Robinson to engage in and devote time and attention to other businesses or to render services of whichever kind or nature as long as the Services provided hereunder are not impaired thereby.

     2. DELIVERY OF DOCUMENTS. The Fund has delivered (or will deliver as soon as is possible) to Robinson copies of each of the following documents and will deliver to Robinson all future amendments and supplements:

          (a) Articles of Incorporation of the Fund, together with all amendments thereto (such Articles, as presently in effect and as amended from time to time, is herein called the "Articles of Incorporation"), a copy of which also is on file with the Minnesota Secretary of State.

          (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "ByLaws").

          (c) Certified resolutions of the Board of Directors and Shareholders of the Fund authorizing the appointment of Robinson as its Manager and approving this Agreement.

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          (d)  Registration Statement under the 1933 Act and under the 1940 Act on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission and all amendments thereto.

          (e) Current prospectus and statement of additional information of the Fund (such prospectus and statement of additional information as then in effect and as amended, supplemented and/or superseded from time to time, are herein collectively called the "Prospectus").

     3. ACCEPTANCE OF APPOINTMENT. Robinson hereby accepts such appointment and agrees to perform the services and duties as set forth in paragraph 4 immediately below.

     4. SERVICES AND DUTIES OF ROBINSON. As Manager, subject to the supervision and control of the Fund's Board of Directors, Robinson will provide the Fund with office space and facilities; accounting and bookkeeping, recordkeeping and data processing facilities and services; internal compliance services relating to accounting and legal matters; and personnel to carry out certain administrative services required for operation of the business and affairs of the Fund other than those investment advisory functions that are to be performed by the Fund's investment advisor pursuant to its agreement with the Fund, the services of the underwriter/distributor, those services to be performed by the Fund's custodian and transfer agent, and those fund accounting services to be performed by one or more service providers under a fund accounting or similar agreement. Robinson's responsibilities include without limitation the following services:

          (a) Preparing and updating the Fund's state registration statements and filings, reports to shareholders, and other documents;

          (b) Paying the compensation of all officers and personnel of the Fund for their services to the Fund and the directors of the Fund who are interested persons of the Fund;

          (c) Overseeing the performance of the Fund's custodian, transfer agent and accounting agent;

          (d) Providing information and certain administrative services to shareholders of the Fund, including but not limited to, transmitting redemption requests to the Fund's Transfer Agent and transmitting the proceeds of redemption of shares of the Fund pursuant to a shareholder's instructions when such redemption is effected through Robinson, providing telephone and written communications with respect to its shareholders account inquiries, assisting its shareholders in altering privileges and ownership of their accounts and serving as a source of information for its existing shareholders in answering questions concerning the Fund and their transactions with the Fund.

          (e) Robinson shall oversee the maintenance by the Fund's custodian and transfer agent of the books and records of the Fund required under the 1940 Act, in connection with the performance of the Fund's agreement with such entities.


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          (f)  In providing the Services, Robinson will act in conformity with the Articles of Incorporation, By-laws and Prospectus and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

     5. BOOKS AND RECORDS. Robinson agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

     6. SUBCONTRACTORS. It is understood that Robinson may from time to time employ or associate with itself such person or persons as Robinson may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by Robinson and that Robinson shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     7. COMPENSATION. For the services provided pursuant to this Agreement, the Fund will pay Robinson at the end of each calendar month during the term of this Agreement, a fee equal to an annualized rate of four-tenths of one percent (.40%) of the average daily net assets of the Fund plus out-of-pocket expenses in connection with its shareholder servicing activities, such as postage, data entry, stationery, tax forms and other printed material. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

     8. EXPENSES. Except as otherwise stated in paragraph 7 and this paragraph 8, Robinson shall pay all expenses incurred by it in providing the Services. All other expenses incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by others. In addition to the management fee of Robinson, the Fund shall assume and pay any fees and expenses incurred under an investment advisory agreement, any distribution fees incurred under a distribution agreement, any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account and for any other charges of the custodian of the Fund, as provided in the Prospectus of the Fund. Robinson shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the directors (other than those affiliated with Robinson), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Fund, costs of Fund accounting services, costs of acquiring and disposing of Fund securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from Robinson as herein provided without first obtaining the written approval of Robinson. Robinson shall arrange, if desired by the Fund, for officers and employees of Robinson


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to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their consent and to any limitations imposed by law.

     If expenses borne by the Fund in any fiscal year (including Robinson's fee and all other fees and expenses referred to or contemplated in this paragraph 8, but excluding interest, taxes, and fees incurred in acquiring and disposing of portfolio securities) exceed 1-1/2% of the Fund's average daily net assets on the first $100 million of average daily net assets, 1-1/4% of the Fund's average daily net assets on the next $150 million average daily net assets and 1% of the Fund's average daily net assets on average daily net assets in excess of $250 million, Robinson will reduce its fee or reimburse the Fund for fifty percent (50%) of any such excess. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average daily net assets allowable as expenses, the payment to Robinson for that month shall be reduced and if necessary Robinson shall make a refund payment to the Fund by half the amount necessary to cause the total net expense not to exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to Robinson for the year is equal to the percentage set forth in paragraph 7 hereof of the average daily net asset value as determined as described herein throughout the fiscal year, diminished by half the amount necessary so that the total of the aforementioned expense items of the Fund shall not exceed the expense limitation. The aggregate of repayments, if any, by Robinson to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.

     Notwithstanding anything in the foregoing to the contrary, Robinson shall not be obligated to reimburse the Fund in an amount exceeding its fee for the period, except to the extent required by applicable law.

     The net asset value for the Fund shall be calculated in accordance with the provisions of the Fund's Prospectus or at such other time or times as the Board of Directors may determine in accordance with the provisions of the 1940 Act.
On each day when net asset value is not calculated, the net asset value of a share of the Fund shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     9. LIMITATION OF LIABILITY. Neither Robinson nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except liability to the Fund or its Shareholders to which Robinson would otherwise be subject by reason of Robinson's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reasons of its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, employee or agent of Robinson who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with Robinson's duties


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hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of Robinson even though paid by Robinson.

     10. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof, provided that this Agreement shall be approved by the shareholders of the Fund within 120 days of the date hereof in accordance with the requirements of the 1940 Act and the rules and regulations thereunder and unless sooner terminated as provided herein shall continue in effect until December 1, 1999. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided however, that if the continuation of this Agreement is not approved, Robinson may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the directors of the Fund or by vote of a majority of the outstanding Shares on sixty (60) days written notice to Robinson, or by Robinson at any time without the payment of any penalty on sixty (60) days written notice to the Fund. This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors or by vote of a majority of the outstanding Shares in the event that it shall have been established by a court of competent jurisdiction that Robinson or any officer or director of Robinson has taken any action which results in a breach of the covenants of Robinson set forth herein.

     11. ASSIGNMENT. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Robinson shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Fund to consider whether an "assignment" will occur, and to take the steps necessary to enter into a new contract with Robinson.

     12. STATUS OF ROBINSON AS INDEPENDENT CONTRACTOR. Robinson shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided herein or authorized by the directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     13. AFFILIATIONS. Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in Robinson as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of Robinson may be interested in the Fund otherwise than as a directors, officer or agent.

     14. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, but the consent of the Fund must be (a) by vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Shares.


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     15.  ARBITRATION.  Any disputes or controversies between the parties to this Agreement involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall be submitted to arbitration. The arbitration shall be conducted in Minneapolis, Minnesota in accordance with the Rules of the American Arbitration Association. The parties shall each appoint one person to hear and determine the dispute and, if they are unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties. The decision rendered in arbitration shall be borne by the losing party or in such proportions as the arbitrator shall decide.

     16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Minnesota, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 10 hereof.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                              GENERAL SECURITIES, INCORPORATED

                                     Craig H. Robinson
                              By:    /s/ Craig H. Robinson
                                  ------------------------------------
                                 Its: President
                                      --------------------------------
Attest:

Renee Rasmussen
/s/ Renee Rasmussen
-----------------------------
Its: Assistant Treasurer
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                              ROBINSON CAPITAL MANAGEMENT, INC.

                                  Mark Billeadeau
                              By: /s/ Mark Billeadeau
                                  ------------------------------------
                              Its: CIO, Portfolio Manager
                                   -----------------------------------
Attest:



Lory M. Hassler
/s/ Lory M. Hassler
-----------------------------
Its: Secretary
    -------------------------


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